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                         6,000,000 UNITS

                    ROYAL SILVER MINES, INC.
                       (a Utah corporation)

                 PARTICIPATING DEALER'S AGREEMENT

     You are invited to participate as a Participating Dealer ("Participating Dealer") in an offering of up to 6,000,000 Units of ROYAL SILVER MINES, INC., a Utah corporation, 10220 North Nevada, Suite 270, Spokane, Washington 99218 (the "Company"), to be offered to the public at $0.75 per share. Each Unit consists of one (1) shares of Common Stock, $0.01 par value, and one (1) Redeemable Common Stock Purchase Warrant. The Common Stock and Redeemable Common Stock Purchase Warrants are being offered as a Unit. They are immediately detachable and separately tradeable. Each Redeemable Warrant ("Redeemable Warrant") entitles the holder to purchase one share of Common Stock at a price of $1.40 until September 1, 2000. The Redeemable Warrants are callable by the Company upon thirty (30) days written notice provided that the bid price of the Company's Common Stock trades above $3.00 per share for ninety (90) consecutive trading days. The Units are more particularly described in the enclosed Prospectus, additional copies of which will be supplied in reasonable quantities upon request. The Company is offering the shares subject to the terms of: (i) this Agreement, and (ii) the Company's instructions which may be forwarded to the Participating Dealers from time to time. This invitation is made by the Company only if the Company's shares may be lawfully offered in your state. The terms and conditions of this invitation are as follows:

     1. Acceptance of Orders. Orders received from the Participating Dealer will be accepted only at the price, in the amounts, and on the terms which are set forth in the Company's offering memorandum.

     2. Selling Concession. As a Participating Dealer, you will be allowed on all shares sold by you a commission of ten percent
(10%) of the total sales price ($0.75 per share) as shown in the Company's offering memorandum.

     3. Status of Dealers. The Participating Dealer agrees to purchase the Company's shares for its customers only through the Company, and all such purchases shall be made only upon order already received by the Participating Dealer from its customers. In all sales of the Company's shares to the public, the Participating Dealer shall confirm as agent for another. The Participating Dealer agrees that no member of the National Association of Securities Dealers, Inc., will allow commissions to any non-member broker/dealer, including foreign broker/dealers registered pursuant to the Securities Act of 1934.

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     4.  Delivery of Funds.  The Participating Dealer will
promptly transmit (not later than noon of the next business day) to the Company all funds received from the purchasers and will transmit to the Company a confirmation or a record of each sale which will set forth the name, address and social security number of each individual purchaser, the number of shares purchased, and, if there is more than one registered owner, the form of ownership in which the certificate or certificates are to be issued, e.g., joint tenancy or tenancy in common. Also, each Participating Dealer shall report, in writing, to the Company, the number of the Company's shares which have been sold in each state and the number of persons in each such state who purchased shares from the Participating Dealer. Each sale may be rejected by the Company, and if rejected, the Company will return to you all funds paid by the purchaser which have been received by the Company. In such event, the Participating Dealer will return to the Purchaser within five (5) business days after actual receipt from the Company the full purchase price paid by the Purchaser.

     5. Payment. Payment for the shares shall accompany all confirmations and applications and shall be in clearing house funds. All checks and other orders for the payment of money shall be made payable to ROYAL SILVER MINES, INC. and shall be delivered to it not later than 12 o'clock noon of the next business day following receipt. The shares sold by the Participating Dealer shall be available for delivery at the office of the Company, unless other arrangements are made with the Company for delivery.

     6. Dealer's Undertakings. No person is authorized to made any representations concerning the Company's shares except those contained in the Company's offering memorandum. The Participating Dealer will not sell the Company's shares pursuant to this Agreement unless the offering memorandum is furnished to the purchaser at least 48 hours prior to the mailing of the confirmation of sale, or is sent to such person under such circumstances that it would be received by him 48 hours prior to his receipt of a confirmation of the sale. The Participating Dealer agrees not to use any supplemental sales literature of any kind without prior written approval of the Company unless it is furnished by the Company for such purpose. In offering and selling the Company's shares, the Participating Dealer will rely solely on the representations contained in the Company's offering memorandum. The Participating Dealer understands that during the ninety (90) day period after the first date upon which the shares of the Company are bona fide offered to the public, all Dealers effecting transactions in the Company's shares may be required to deliver the Company's offering memorandum to any purchasers thereof prior to or concurrent with the receipt of the confirmation of sale [see Rule 256(g) under the Securities Act of 1933, as amended]. Additional copies of the offering memorandum will be supplied by the Company in reasonable quantities upon request.

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     7.  Conditions of Offering.  All sales will be subject to
delivery by the Company or Certificates evidencing the shares. The Company has reserved the right, without notice, to cancel or modify the Offering and to reject any order, in whole or in part.

     8. Failure of Order. In an order is rejected or if an payment is received which proves insufficient or worthless, any compensation paid to the Participating Dealer shall be returned either by the Participating Dealer's remittance in cash or by a charge against the account of the Participating Dealer, as the Company may elect.

     9. Representations and Agreements of Participating Dealer. By accepting this Agreement, the Participating Dealer represents that it is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended; is qualified to act as Dealer in the states or other jurisdictions in which it offers the Company's shares; is a member in good standing of the National Association of Securities Dealers, Inc.; and will maintain such registration, qualifications, and memberships throughout the term of this Agreement. The Participating Dealer agrees to comply with all applicable federal laws; the laws of the states or other jurisdictions concerned; and the Rules and Regulations of the National Association of Securities Dealers, Inc. Further, the Participating Dealer agrees that it will not offer or sell the Company's shares in any state or jurisdiction except as the Company shall advise the Participating Dealer in writing that the shares are exempt from registration in particular states. The Participating Dealer shall not be entitled to any compensation during any period in which it has been suspended or expelled from membership in the National Association of Securities Dealers, Inc.

     10. Dealer's Employees. By accepting this Agreement, the Participating Dealer has assumed full responsibility for thorough and proper training of its representatives concerning the selling methods to be used in connection with the offer and sale of the Company's shares, giving special emphasis to the principles of full and fair disclosure to prospective investors and the prohibitions against "Free-riding and Withholding."

     12. Indemnification. The Company agrees to indemnify, defend, and hold the Participating Dealer and each person, if any, who controls the Participating Dealer within the meaning of
Section 15 of the Securities Act of 1933, as amended (the "Act"), free and harmless from and against any and all losses, claims, demands, liabilities, and expenses (including reasonable legal and other expense incurred by each such Participating Dealer and controlling person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to the Participating Dealer or any controlling person), which the Participating Dealer or controlling person may incur

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under the Act or at common law or otherwise, but only to the extent that such losses, claims, demands, liabilities and expense shall arise out of or be based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, or in the offering memorandum, or in any amendment or amendments to the registration statement or the offering memorandum, or in any application or other papers, hereinafter collectively called "Blue Sky Applications," executed by any Participating Dealer with the written approval of the Company for filing in any state or states in order to qualify the Securities covered by this Agreement, or shall arise out of or be based upon any omission or alleged omission to state therein any material facts required to be stated in the registration statement or the offering memorandum, in any Amendment or Amendments, in any Blue Sky Application, or necessary to make the Statements in any thereof not misleading, provided, however, that the Indemnity Agreement shall not apply to any such losses, claims, demands, liabilities or expenses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement or the offering memorandum, or in any Blue Sky Application, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon information furnished to the Company by the Participating Dealer in writing expressly for use in the registration statement or offering memorandum, or in any Amendment or Amendments, or was made by the Participating Dealer in any Blue Sky Application not in reliance upon information furnished by the Company. The Participating Dealer agrees to give the Company an opportunity to participate in the defense or preparation of the defense of any action brought against the Participating Dealer or controlling persons of the Participating Dealer to enforce any such claim or liability, and the Company shall have the right to so participate. The Agreement of the Company under the indemnity is expressly conditioned upon notice of any such action having been sent by the Participating Dealer or controlling persons, as the case may be, to the Company, by letter or telegram, promptly after the commencement of such action against the Participating Dealer or controlling persons, such notice either being accompanied by copies of papers served or filed in connection with such action or by a statement of the nature of the action to the extend known to the Participating Dealer. Failure to notify the Company within a reasonable time of any such action shall relieve the Company of its respective liabilities under the foregoing indemnity, but failure to notify the Company as herein provided shall not relieve it from any liability which it may have to the Participating Dealer or controlling persons other than on account of the Indemnity Agreement.



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     12.  Participating Dealer's Indemnification.  The
Participating Dealer hereby agrees to indemnify and to hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act of 1933, as amended, from and against any and all losses, claims, damages or liabilities to which the Company may become subject under the Securities Act of 1933, as amended, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon information contained in the registration statement, offering memorandum, or other document filed with the Securities and Exchange Commission to the extent such information is supplied by the Participating Dealer to the Company for inclusion therein, or is based upon alleged misrepresentations or omissions to state material facts in connection with statements made by the Participating Dealer or the Participating Dealer's salesmen orally or by other means; and the Participating Dealer will reimburse the Company for legal or other expenses reasonably incurred in connection with the investigation or the defending of any such action or claim. The Company shall, after receiving the first Summons or other legal process disclosing the nature of the action being served upon it, in any proceeding in respect of which indemnity may be sought by the Company hereunder, promptly notify the Participating Dealer in writing of the commencement thereof. In case any such litigation be brought against the Company, the Company shall notify the Participating Dealer of the commencement thereof and the Participating Dealer shall be entitled to participate in (and, to the extent the Participating Dealer shall which, to direct) the defense thereof at the Participating Dealer's own expense, but such defense shall be conducted by counsel of good standing satisfactory to the Company. If the Participating Dealer shall fail to provide such defense, the Company may defend such action at the Participating Dealer's cost and expense. The Participating Dealer's obligation under this paragraph shall survive the termination of this Agreement.

     13. Expenses. No expenses will be charged to Participating Dealers. A single transfer tax, if any, on the sale of the shares by the Participating Dealer to its customers will be paid when such certificates are delivered to the Participating Dealer for delivery to its customers. However, the Participating Dealer will pay its proportionate share of any transfer tax or any other tax (other than the single transfer tax described above) if any such tax shall be from time to time assessed against the Company and other Participating Dealers.







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     14.  Communications.  All communications to the Company
should be sent to the address shown in the opening paragraph of this Agreement. Any notice to the Participating Dealer shall be properly given if mailed or telephoned to the Participating Dealer at the address specified in its Form of Acceptance. This Agreement shall be construed according to the laws of the state of Utah.

     15. Assignment and Termination. This Agreement may not be assigned by the Participating Dealer without the Company's consent. This Agreement (except as otherwise specified above) will terminate upon the termination of the Offering except that either party may terminate this Agreement at any time be giving written notice to the other.

     16.  Acceptance.  If you desire to become a Participating
Dealer, please advise us immediately by signing and returning to us the Form of Acceptance attached hereto.

     Dated this _____ day of _______________, 1997.

                              ROYAL SILVER MINES, INC.



                              BY: _____________________________
                                  Howard M. Crosby, President

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FORM OF ACCEPTANCE

ROYAL SILVER MINES, INC.
10220 N. Nevada
Suite 270
Spokane, Washington   99218

Gentlemen:

     We agree to become a Participating Dealer with respect to the offering of shares of Royal Silver Mines, Inc. at the public offering price of $0.75 per share as outlined in your Participating Dealer's Agreement. We acknowledge receipt of the Participating Dealer's Agreement and of the Prospectus dated ____________, 1997. We agree to subscribe on the terms set forth in the Participating Dealer Agreement for _____________ shares of Royal Silver Mines, Inc. and to make payment for such securities with three (3) days of the confirmation from you of our order but not later than noon of the next business day after the receipt of funds from a customer. We further confirm to you that we are members in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and we agree to abide by the Rules and Regulations of the NASD. We further agree that we will not reallow commissions to any broker/dealer, including foreign broker/dealers, registered pursuant to the Securities Exchange Act of 1934, who are not members in good standing of the NASD.

     Dated this _____ day of ___________________, 1997.

                         ___________________________________
                         Participating Dealer


                         BY: _______________________________
                             Title: ________________________
                             Authorized Officer or Partner

                         Address of Record:
                         __________________________________
                         __________________________________
                         __________________________________

                         IRS Employer Identification No.

                         -----------------------------------
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                   RESERVED FOR COMPANY ACTION
Share Allocation: _______________________________

Dollar Allocation: ______________________________

                         BY: _______________________________
                      Authorized Officer